EXHIBIT 10.1
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                                  CHATTEM, INC.
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                           STOCK INCENTIVE PLAN--2005
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1.       PURPOSE

         The Chattem, Inc. Stock Incentive Plan--2005 (the "2005 Plan") is designed to enable officers and key management employees of Chattem, Inc. (the "Company") and its Subsidiaries to continue to acquire shares of the Company's common stock and thus to share in the future success of the Company's business. The 2005 Plan is also intended to provide the Board of Directors the added flexibility to customize other forms of equity based compensation for management if necessary based upon changing market and regulatory conditions. Accordingly, the 2005 Plan is intended as a further means not only of attracting and retaining outstanding management personnel, but also of promoting a closer identity of interest between key management employees and the Company and its shareholders.


2.       DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms, when used in the 2005 Plan, shall have the meanings set forth in this Section 2.

         (a) "BENEFICIARY" means the person or persons designated in writing by the Participant or, in the absence of such a designation or if the designated person or persons predecease the Participant, the Participant's Beneficiary shall be the person or persons who acquire the rights to the Option or Other Plan Grant by bequest or inheritance. In order to be effective, a Participant's designation of a Beneficiary must be on file with the Committee before the Participant's death. Any such designation may be revoked in writing and a new written designation substituted therefor at any time before the Participant's death.

         (b) "BOARD OF DIRECTORS" or "BOARD" means the board of directors of the Company.

         (c)  "Change in Control" means:


              (i) Change of 1/3 or more of the directors of the Company within any 12-month period; or

              (ii) Change of 1/2 or more of the directors of the Company within any 24-month period; or

              (iii) Acquisition by any person of the ownership of or right to vote 35% or more of the Company's outstanding voting stock. For purposes of this paragraph (iii): (A) "person" shall mean any person, corporation, partnership or other entity and any affiliate or associate thereof and (B) "affiliate" and "associate" shall have the meanings given to them in Rule 12b-2 promulgated under the Exchange Act.
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         (d)  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         (e) "COMMITTEE" means the Compensation Committee of the Board of Directors or, in the event the Board of Directors terminates the existence of the Compensation Committee, then Committee shall refer to the Board as a whole.

         (f) "COMPANY" means Chattem, Inc., a corporation incorporated under the laws of the State of Tennessee, and its successors.

         (g) "DISABILITY" means a disability that entitles the Participant to benefits under the Company's Long-Term Disability Plan, as amended from time to time.

         (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (i) "FAIR MARKET VALUE" means the closing sale price on the last business day prior to the date on which Fair Market Value needs to be determined as reported in The Wall Street Journal, or the average of the high and low bids on such day if no sale exists.

         (j) "GRANT AGREEMENT" means the written agreement to be entered into by the Company and a Participant relating to Other Plan Grants, as provided in Sections 9, 10 or 11 hereof.

         (k) "INCENTIVE STOCK OPTION" means any Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code.

         (l) "NON-QUALIFIED STOCK OPTION" means any Option not intended to be an Incentive Stock Option.

         (m) "OPTION" means an option to purchase a share or shares of the Company's common stock, including both an Incentive Stock Option and a Non-Qualified Stock Option.

         (n) "OPTION AGREEMENT" means the written agreement to be entered into by the Company and the Participant relating to an Option, as provided in Section 8 hereof.

         (o) "OTHER PLAN GRANT" means a grant, other than an Option, of the Company's common stock, or that is valued in whole or in part by reference to, or otherwise based upon, the Company's common stock, including, without limitation, Restricted Stock and Stock Appreciation Rights.

         (p) "PARTICIPANT" means a person to whom an Option or Other Plan Grant has been made under the 2005 Plan.

         (q) "RESTRICTED STOCK" means Shares granted by the Committee subject to restrictions as to transferability and conditions of forfeiture in the hands of the grantee as determined by the Committee.

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         (r)  "RETIREMENT" means retirement from employment with the Company and its Subsidiaries, as determined by the Committee in its sole discretion.

         (s)  "SHARES" means shares of the Company's common stock.

         (t) "STOCK APPRECIATION RIGHT" means a right to receive a payment equal to the excess of the (i) Fair Market Value of the shares of common stock covered by such right as of the date of exercise or termination over (ii) such amount as is determined by the Committee at the time the Stock Appreciation Right is granted.

         (u) "SUBSIDIARY" means a subsidiary corporation as defined in Section 425(f) of the Code (or a successor provision of similar import).

         (v) "TERM" means the period during which a particular Option may be exercised in accordance with Section 8 hereof.


3.       EFFECTIVE DATE OF THE 2005 PLAN

         The 2005 Plan shall become effective when adopted by the Board of Directors; provided, however, that if the 2005 Plan is not approved by the holders of a majority of the outstanding Shares present, or represented, and entitled to vote at the meeting before the first anniversary of its adoption by the Board, the 2005 Plan and all Options or Other Plan Grants granted under the 2005 Plan prior to such anniversary shall be null and void and shall be of no effect.


4.       NUMBER AND SOURCE OF SHARES SUBJECT TO THE 2005 PLAN

         (a) The Company may, in the aggregate, grant Options and make Other Plan Grants involving the actual issuance of shares of common stock under the 2005 Plan for not more than One Million, Five Hundred Thousand (1,500,000) Shares (subject, however, to adjustment as provided in Section 12 hereof) which shall be provided by the issuance of Shares authorized but unissued.

         (b) In the event that an Option shall for any reason lapse or be terminated without being exercised in whole or in part or Restricted Stock is forfeited back to the Company, the Shares subject to the Option or underlying the Restricted Stock shall be restored to the total number of Shares with respect to which Options or Restricted Stock may be granted under the 2005 Plan, but only to the extent that the Option has not been exercised or the Restricted Stock has not vested previously.

         (c) No individual may be granted awards under the 2005 Plan with respect to more than 250,000 shares in any one fiscal year.


5.       ADMINISTRATION OF THE 2005 PLAN

         (a)  The 2005 Plan shall be administered by the Committee.

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         (b)  The Committee shall adopt such rules and regulations (including amendments thereto) as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of its members then in office. Any action that the Committee may take through a written instrument signed by a majority of its members then in office shall be as effective as though taken at a meeting duly called and held.

         (c) The powers of the Committee shall include plenary authority to interpret the 2005 Plan, and, subject to the provisions hereof, the Committee shall determine the persons to whom Options or Other Plan Grants shall be granted, the number of Shares subject to each Option or issued as Restricted Stock, the Term of each Option or Other Plan Grant, the date on which each Option or Other Plan Grant shall be granted, and the provisions of each Option Agreement or Grant Agreement.


6.       2005 PLAN PARTICIPANTS ELIGIBLE TO RECEIVE OPTIONS AND OTHER PLAN
         GRANTS

         Options and Other Plan Grants may be granted under the 2005 Plan to key management employees of the Company or any Subsidiary, including officers who, in the judgment of the Committee, have a substantial impact on the Company's attainment of corporate goals. All determinations by the Committee as to the identity of the persons to whom Options and Other Plan Grants shall be granted hereunder shall be conclusive.


7.       TYPES OF GRANTS

         The Committee may make such grants under the 2005 Plan as in its discretion it deems advisable to effectuate the purpose of the Plan, including without limitation grants of Options, whether Incentive Stock Options or Non-Qualified Stock Options, and Other Plan Grants, which may include Restricted Stock and Stock Appreciation Rights or other types of awards. Such grants may be issued separately, in combination, or in tandem, and additional grants may be issued in combination or in tandem with grants previously issued under the 2005 Plan or otherwise. As used in the 2005 Plan, references to grants in tandem shall mean grants consisting of more than one type of grant where the exercise of one element of the grant effects the cancellation of one or more other elements of the grant.


8.       OPTIONS

         (a)  GRANT OF OPTIONS.

              (i) The Committee may grant Options entitling the Participant to purchase shares of common stock on the terms noted herein. Options granted may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. To the extent that an Option is not specifically designated as an Incentive Stock Option in the Option Agreement by the Committee, it shall be deemed a Non-Qualified Stock Option.

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              (ii)  No Option shall be exercised by an Optionee unless the
                    Optionee shall have executed and delivered an Option Agreement.

              (iii) Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements in the name of the Company as directed from time to time by the Committee.

         (b) OPTION PRICE. The Option price to be paid by the Optionee to the Company for each Share purchased upon the exercise of the Option shall be determined by the Committee and shall be not less than the Fair Market Value of the Share on the date the option is granted but may exceed Fair Market Value in the sole discretion of the Committee, and, for the grant of an Incentive Stock Option to an Employee that currently owns more than 10 percent of the common stock of the Company, shall not be less than 110 percent of the Fair Market Value of the Shares as of the date on which the Option is granted.

         (c)  TERM OF OPTION; EXERCISE OF OPTION.

              (i) Each Option granted under the 2005 Plan shall be exercisable as provided in this Section 8(c). In no event may an Option be exercised before the approval of the 2005 Plan by the shareholders of the Company at the meeting within the period specified by Section 3 hereof. The Term of each Option shall extend for a period of no more than ten (10) years from the date of grant of the Option, provided, that no Incentive Stock Option granted to an Employee that currently owns more than 10 percent of the common stock of the Company shall have a term of more than five (5) years.


              (ii) Each Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify. Notwithstanding the foregoing vesting schedule (i) each Option shall become exercisable in full immediately upon a Change in Control and (ii) upon the death, disability or retirement of an Optionee or termination of an Optionee's employment pursuant to Section 8(e), any Option held by such Optionee shall be exercisable in full in accordance with the provisions of Section 8(e). In addition, to the extent that the aggregate Fair Market Value (determined at the time of grant) of Company common stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options. When exercising an Option, the Optionee may purchase less than the full number of Shares then available under the Option.

              (iii) Options shall be exercised by delivering or mailing to the
                    Committee:

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                    (1)  a notice, in the form and in the manner prescribed by the Committee, specifying the number of Shares to be purchased, and

                    (2) payment in full of the Option price for the Shares in cash and/or by the tender of Shares (by delivering the appropriate stock certificates) to the Committee; provided, however, that (i) the Committee shall determine acceptable methods for tendering shares to exercise an Option under the 2005 Plan, and may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate and (ii) the Committee may permit Optionees to pay for any Shares subject to an option by delivering to the Committee a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. The value of any Shares tendered in accordance with this Section 8(c) (iii) shall be determined on the basis of their Fair Market Value on the date of exercise.

              (iv) Subject to the provisions of Section 8(d) hereof, upon receipt of the notice of exercise and upon payment of the Option price, the Company shall promptly deliver to the Optionee a certificate or certificates for the Shares purchased, without charge to the Optionee for issue or transfer tax.

         (d)  CONDITIONS ON EXERCISE.

              (i) The exercise of each Option granted under the 2005 Plan shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or under any State or Federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Shares, then in any such event such exercise or payment shall not be effective or be made unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Any such postponement shall not extend the time within which the Option may be exercised; and neither the Company nor its directors or officers shall have any obligation or liability to the Optionee or to a Beneficiary with respect to any Shares as to which the option shall lapse because of such postponement.

              (ii) Except with the prior written approval of the Committee, all Options granted under the 2005 Plan shall be nontransferable other than by will or by the laws of descent and distribution in accordance with Section 8(e)(i)

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                    hereof, and an Option may be exercised during the lifetime of the Optionee only by the Optionee.

              (iii) Subject to the provisions of Section 8(e) (i) upon the purchase of Shares under an option, the stock certificate or certificates may, at the request of the Optionee (or the Optionee's Beneficiary, where the Option is exercised by the Beneficiary), be issued in the name of the Optionee (or Beneficiary) and the name of another person as joint tenants with the right of survivorship.


         (e) EXERCISE OF OPTION AFTER DEATH, DISABILITY, RETIREMENT, OR OTHER TERMINATION OF EMPLOYMENT.

              (i) DEATH. If an Optionee's employment with the Company or a Subsidiary shall cease due to the Optionee's death, any Option held by the Optionee on the date of the Optionee's death may be exercised only within three (3) years after the Optionee's death (within one (1) year if an Incentive Stock Option) and only by the Optionee's Beneficiary. If an Optionee shall die within three (3) years after cessation of employment (within one (1) year if an Incentive Stock Option) while the Option is exercisable pursuant to Paragraph (ii) below, or if the Optionee shall die within three (3) years after cessation of employment (within one
                    (1) year if an Incentive Stock Option) while the Option is exercisable pursuant to Paragraph (iii) below, any Option held by the Optionee on the date of his death may be exercised after the Optionee's death only within the remainder of the period prescribed by Paragraph (ii) or Paragraph (iii), as the case may be, and only by the Optionee's Beneficiary. Notwithstanding the foregoing, in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

              (ii) DISABILITY. If an Optionee's employment with the Company or a Subsidiary ceases due to Disability, the Optionee may exercise the Option at any time within three (3) years after the Optionee shall so cease to be an employee (within one
                    (1) year if an Incentive Stock Option); provided, however, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

              (iii) RETIREMENT. If an Optionee's employment with the Company or a Subsidiary ceases due to Retirement, the Optionee may exercise the Option at any time within three (3) years after the Optionee shall so cease to be an employee (within 90 days if an Incentive Stock Option); provided, however, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

              (iv) LEAVE OF ABSENCE. The Committee shall have the sole authority to determine whether, in any particular case, a leave of absence shall result in a termination of employment for purposes of this Section 8.

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              (v)   DIVESTITURE. If an Optionee's employment with the Company or a Subsidiary ceases due to divestiture of a Subsidiary or other distinct business unit of the Company, the Optionee may exercise the Option at any time within ninety (90) days after the divestiture, provided that the Optionee is an employee on the actual date of the divestiture; and further provided, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

              (vi) TERMINATION FOR OTHER REASONS. Upon termination of an Optionee's employment with the Company or a Subsidiary for any reason other than those specified in Paragraphs (i) through (v) above, the Optionee may exercise the Option (to the extent vested) at any time within thirty (30) days after such termination; provided, however, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

         (f) SHAREHOLDER RIGHTS. No person shall have any rights of a shareholder by virtue of an Option except with respect to Shares actually issued to him or her, and the issuance of Shares shall confer no retroactive right to dividends.

         (g) INCENTIVE STOCK OPTIONS. All the provisions of Section 422 of the Code and the regulations thereunder as in effect from time to time are hereby incorporated by reference herein with respect to Incentive Stock Options to the extent that their inclusion in this Plan is necessary from time to time to preserve their status as incentive stock options for purposes of Section 422. Each provision of the 2005 Plan and each agreement relating to an Incentive Stock Option shall be construed so that it shall be an incentive stock option for purposes of Section 422, but to the extent that such grants for any reason fail to qualify as Incentive Stock Options then such grants shall be deemed Non-Qualified Stock Options.


9.       RESTRICTED STOCK

         The Committee may issue Restricted Stock upon such terms and conditions as it may determine from time to time. Each grant of Restricted Stock shall be pursuant to an agreement which specifies the restrictions thereon and the terms and conditions governing the termination of such restrictions. Each certificate representing Restricted Stock shall at the Committee's discretion either bear a legend as to the restrictions thereon or be deposited by the grantee, together with a stock power endorsed in blank, with the Company. Unless otherwise limited as provided by the Committee, the grantee shall have the right to receive dividends from and to vote the shares of Restricted Stock owned by the grantee unless and until such shares are forfeited back to the Company.


10.      STOCK APPRECIATION RIGHTS

         The Committee may grant Stock Appreciation Rights, either alone or in tandem with Options or Other Plan Grants, to Participants as it may determine from time to time. Each grant of a Stock Appreciation Right shall be credited to the grantee's account on the books of the Plan

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and shall have such terms and conditions as the Committee may determine. Payment may be made in whole or in part in cash, shares of common stock, or such other form as the Committee may determine. Each Stock Appreciation Right shall be payable at such time or times, or upon the occurrence of such event or events, as the Committee shall specify. A Stock Appreciation Rights shall not be transferable or assignable, except by will or by the laws of descent and distribution, and shall be payable during the Participant's lifetime only to the Participant, or upon death of disability, to the Participant's Beneficiary.


11.      OTHER PLAN GRANTS

         The Committee may make such Other Plan Grants upon such terms and conditions as it may determine from time to time. Other Plan Grants, subject to limitations under applicable law, may be payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of the common stock of the Company, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, shares of common stock awarded solely as a bonus and not subject to any restrictions or conditions, performance shares issuable upon the attainment of certain criteria determined by the Committee, phantom shares reflecting increases in the value of the equity of the Company, dividend equivalents for holders of Options or others, all as may be determined from time to time by the Committee and set forth in the specific terms and conditions of a Grant Agreement.


12.      ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

         In the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be any dividend on the Company's Shares, payable in such Shares, or if there shall be a stock split or combination of Shares, the aggregate number of Shares available for Options and Other Plan Grants, the number of Shares subject to outstanding Options and Other Plan Grants, and the Option price per share of each outstanding Option shall be proportionately adjusted by the Committee as it deems equitable in its absolute discretion, to prevent dilution or enlargement of the rights of the Optionee or the holder of Other Plan Grants; provided, that any fractional Shares resulting from such adjustments shall be eliminated. The Committee's determination with respect to any such adjustments shall be conclusive.


13.      EFFECT OF MERGER OR OTHER REORGANIZATION

         If the Company shall be the surviving corporation in a merger or other reorganization, Options and Other Plan Grants shall extend to stock and securities of the Company to the same extent that a holder of that number of Shares immediately before the merger or consolidation corresponding to the number of Shares covered by the Option or Other Plan Grant would be entitled to have or obtain stock and securities of the Company under the terms of the merger or consolidation.


14.      TERMINATION, SUSPENSION OR MODIFICATION OF THE 2005 PLAN

         The Committee may at any time terminate, suspend, amend or modify the 2005 Plan, except that the Committee shall not, without the authorization of the holders of a majority of the Company's Shares voting at a shareholders' meeting duly called and held, change (other than

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through adjustment for changes in capitalization as provided in Section 12 hereof): (a) the aggregate number of Shares with respect to which Options and Other Plan Grants may be granted; (b) the class of persons eligible for Options and Other Plan Grants; (c) the Option price; or (d) the maximum duration of the 2005 Plan. No termination, suspension or modification of the 2005 Plan shall adversely affect any right acquired by an Optionee, or by any Beneficiary, or by the holder of Other Plan Grants under the terms of an Option or Other Plan Grant granted before the date of such termination, suspension or modification, unless such Optionee or Beneficiary shall consent; but it shall be presumed conclusively that any adjustment for changes in capitalization in accordance with Section 12 hereof does not adversely affect any such right.


15.      DURATION OF THE 2005 PLAN

         Unless sooner terminated in accordance with Section 14 hereof, the 2005 Plan shall remain in effect for a period of five (5) years from the date of its adoption by the Board of Directors. Expiration of such five (5) year period shall not affect the vesting of previously granted Options pursuant to Section 8(c) hereof or the vesting of previously granted Other Plan Grants.


16.      GOVERNING LAW

         The 2005 Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Tennessee except to the extent that such laws may be superseded by any Federal law.










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